UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2018

AVEO Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34655	04-3581650
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Broadway, 14th Floor
Cambridge, Massachusetts	02142
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 588-1960

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02 Termination of Material Definitive Agreement.

On June 29, 2018, AVEO Pharmaceuticals, Inc. (the “Company”) received from Novartis International Pharmaceutical Ltd. (“Novartis”) a notice of termination (the “Notice”) of the License Agreement, dated August 13, 2015, between the Company and Novartis (the “License Agreement”), which termination, pursuant to the License Agreement, will be effective on August 28, 2018 (the “Termination Date”), which is 60 days after delivery of the Notice. Under the License Agreement, the Company had granted to Novartis the exclusive worldwide right to develop and commercialize AVEO’s proprietary antibody AV-380 and related AVEO antibodies that inhibit Growth Differentiation Factor 15 (“GDF15”) for the treatment and prevention of disease and other conditions (the “AV-380 Program”).

Novartis has informed the Company that the AV-380 Program is an important asset and that the previously disclosed development delays, and ultimately the Novartis decision not to pursue further development, is the result of changes in management and strategic priorities within Novartis.

Pursuant to the terms of the License Agreement, Novartis’ termination without cause triggers, among other things, the termination of all licenses and other rights granted by the Company to Novartis with regard to the AV-380 Program, the transfer to the Company of all preclinical, technical, manufacturing and other data developed by Novartis, and the grant by Novartis to the Company of an irrevocable, exclusive, fully paid-up license, with a right to sub-license, to any patent rights or know-how controlled by Novartis as of the Termination Date related to the AV-380 Program.

On June 28, 2018, the Company had separately provided Novartis with notice under the License Agreement’s dispute resolution provisions of a dispute regarding Novartis’ compliance with its diligence obligations with respect to the development of the AV-380 program. The next step in the dispute resolution procedures will be discussions between the Company and Novartis management. If the parties are unable to resolve the dispute at the management level, an arbitration could be commenced. These dispute resolution procedures would run in parallel to the termination process.

The Company has not included any of the potential milestone or other potential payments to the Company under the License Agreement in the Company’s cash forecasts. Accordingly, termination of the License Agreement will not impact the Company’s cash guidance.

The foregoing description of the License Agreement does not purport to be complete and is qualified in its entirety by the full text of the License Agreement, a copy of which was filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q with the Securities and Exchange Commission on November 9, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVEO Pharmaceuticals, Inc.

By:	/s/ Michael Bailey
Michael Bailey
President and Chief Executive Officer

Date: July 3, 2018